                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports First Quarter 2026 Results

•First quarter revenues totaled $550 million

•First quarter GAAP consolidated loss from continuing operations of $8 million

•Q1 diluted loss per share from continuing operations of $0.12 and adjusted diluted earnings per share of $0.10

•Adjusted EBITDA in Q1 totaled $65 million

•On track to complete sale of Clean Earth and spin-off of Harsco Environmental and Harsco Rail ("New Enviri") in Q2; closing expected on June 1, 2026

•2026 Adjusted EBITDA outlook reaffirmed for Harsco Environmental and Harsco Rail

PHILADELPHIA (May 11, 2026) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported first quarter 2026 results. Revenues in the first quarter of 2026 totaled $550 million, and on a U.S. GAAP ("GAAP") basis, the consolidated loss from continuing operations was $8 million. Adjusted EBITDA was $65 million in the first quarter of 2026.

On a GAAP basis, the first quarter of 2026 diluted loss per share from continuing operations was $0.12, including expenses related to the sale of Clean Earth and spin-off of Harsco Environmental and Harsco Rail. Adjusted diluted earnings per share from continuing operations in the first quarter of 2026 was $0.10. These figures compare with a first quarter of 2025 GAAP diluted loss per share from continuing operations of $0.10, which included contract adjustments in Harsco Rail, restructuring costs in Harsco Environmental and strategic expenses, and an adjusted diluted loss per share from continuing operations of $0.11.

“Our first quarter results reflect continued execution across the business as we navigated a dynamic operating environment and weather-related disruptions that impacted Clean Earth,” said Enviri Chairman and CEO Nick Grasberger. “We remain on track to complete the sale of Clean Earth and the separation of Harsco Environmental and Harsco Rail in the second quarter, unlocking significant sum-of-the-parts value and marking an important milestone for the Company.”

“Harsco Environmental delivered resilient EBITDA performance in the first quarter. Rail results were also better than anticipated despite weak underlying demand, and we are continuing to take actions to better align the business with current market conditions and manage ETO exposure,” said Russell Hochman, President and Chief Operating Officer of Enviri and future CEO of New Enviri. “Our comprehensive review of both Harsco Environmental and Harsco Rail is ongoing. As we move toward the launch of New Enviri, we are focused on reducing complexity, and we expect to identify additional opportunities to expand margins, enhance earnings potential and improve cash flow.”

Enviri Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2026	Q1 2025
Revenues	$550	$548
Operating income/(loss) from continuing operations - GAAP	$1	$29
Income (loss) from continuing operations	$(8)	$(7)
Diluted EPS from continuing operations - GAAP	$(0.12)	$(0.10)
Adjusted EBITDA - non-GAAP	$65	$71
Adjusted EBITDA margin - non-GAAP	11.8%	12.9%
Adjusted diluted EPS from continuing operations - non-GAAP	$0.10	$(0.11)
Note: Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA and Adjusted EBITDA margin presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

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Consolidated First Quarter Operating Results
Consolidated revenues from continuing operations were $550 million, similar to the prior-year quarter. Harsco Environmental realized an increase in revenues compared with the first quarter of 2025, while revenues for Clean Earth and Harsco Rail were lower year-on-year. Foreign currency ("FX") translation positively impacted first quarter 2026 revenues by approximately $17 million, compared with the same quarter in 2025.

The Company's GAAP consolidated loss from continuing operations was $8 million for the first quarter of 2026, compared with a GAAP consolidated loss of $7 million in the same quarter of 2025. Meanwhile, Adjusted EBITDA totaled $65 million in the first quarter of 2026 versus $71 million in the first quarter of the prior year.

Beginning with the first quarter of 2026, the Company revised its calculation of consolidated Adjusted EBITDA to add back stock-based compensation costs to GAAP net income for purposes of calculating consolidated Adjusted EBITDA. This change better aligns the Company's definition of Adjusted EBITDA with its credit agreement and facilitates comparison with many peers. Prior-year comparables also reflect this calculation change.

First Quarter Business Review

Harsco Environmental

($ in millions)	Q1 2026	Q1 2025
Revenues	$257	$243
Operating income (loss) - GAAP	$10	$10
Adjusted EBITDA - non-GAAP	$38	$39
Adjusted EBITDA margin - non-GAAP	15.0%	16.2%

Harsco Environmental revenues totaled $257 million in the first quarter of 2026, an increase of 6% compared with the prior-year quarter. This revenue increase is attributable to FX translation impacts and higher services demand at existing sites, partially offset by contract exits. The segment's GAAP operating income was $10 million, and Adjusted EBITDA totaled $38 million in the first quarter of 2026. These figures compare with GAAP operating income of $10 million and Adjusted EBITDA of $39 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned factors as well as lower eco-products contributions and services mix. As a result, Harsco Environmental's Adjusted EBITDA margin was 15.0% in the first quarter of 2026 versus 16.2% in the comparable quarter of 2025.

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Clean Earth

($ in millions)	Q1 2026	Q1 2025
Revenues	$226	$235
Operating income (loss) - GAAP	$16	$22
Adjusted EBITDA - non-GAAP	$33	$38
Adjusted EBITDA margin - non-GAAP	14.6%	16.1%

Clean Earth revenues totaled $226 million in the first quarter of 2026, a 4% decrease over the prior-year quarter. This change is primarily attributable to less project-related work and lower volumes from industrial customers, much of which was the result of weather-related disruptions in the quarter. The segment's GAAP operating income was $16 million and Adjusted EBITDA was $33 million in the first quarter of 2026. These figures compare with GAAP operating income of $22 million and Adjusted EBITDA of $38 million in the prior-year period. The year-on-year change in adjusted earnings is attributable to the above-mentioned factors, partially offset by higher pricing and cost improvement initiatives. As a result, Clean Earth's Adjusted EBITDA margin was 14.6% in the first quarter of 2026 versus 16.1% in the comparable quarter of 2025.

Harsco Rail

($ in millions)	Q1 2026	Q1 2025
Revenues	$67	$70
Operating income (loss) - GAAP	$(3)	$7
Adjusted EBITDA - non-GAAP	$(1)	$(2)
Adjusted EBITDA margin - non-GAAP	(1.6)%	(3.2)%

Harsco Rail revenues totaled $67 million in the first quarter of 2026, a 4% decrease over the prior-year quarter. This change is attributable to lower equipment revenues, including the impact of a favorable contract adjustment in the prior-year quarter, partially offset by higher aftermarket parts and contracted services revenues. The segment's GAAP operating loss was $3 million, and Adjusted EBITDA loss was $1 million in the first quarter of 2026. These figures compare with GAAP operating income of $7 million and an Adjusted EBITDA loss of $2 million in the prior-year period. The year-on-year change in adjusted earnings is attributable to higher contracted services contributions, partially offset by lower equipment volumes and higher operating costs due to manufacturing inefficiencies.

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Cash Flow
Net cash provided by operating activities was $22 million in the first quarter of 2026, compared with $7 million in the prior-year period. Adjusted free cash flow was $(6) million in the first quarter of 2026, compared with $(13) million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to changes in working capital and timing of related items, partially offset by lower cash earnings and higher capital expenditures.

Financial Statement Revision
As previously disclosed along with its Q4 2025 earnings press release and 2025 Form 10-K, the Company has revised its prior-period financial statements. Additional information on this revision and the related financial impacts can be found in the Company's 2025 Form 10-K and Form 10-Q for the period ended March 31, 2026.

2026 Outlook
The Company is reaffirming its 2026 Adjusted EBITDA guidance for Harsco Environmental and Harsco Rail as well as Proforma Adjusted EBITDA for New Enviri of approximately $140 million (at guidance range mid-point). Key business drivers for each segment are unchanged and are below.

The Company's expectation for free cash flow for these businesses in 2026 is also consistent with its February commentary. Cash generation for Harsco Environmental and Harsco Rail is projected to improve, although overall free cash flow will remain muted given the cash burden of Rail's existing ETO (engineered to order) contracts in the short term.

Harsco Environmental Adjusted EBITDA of $170 million to $180 million, which is modestly above prior-year results at the range mid-point. Higher services and products demand, new sites and improvement initiatives are expected to be offset by site exits and the fact that certain 2025 items are not anticipated to repeat in 2026 (such as the recovery of certain sales tax expenses in Brazil).

Harsco Rail Adjusted EBITDA of $(26) million to $(19) million, which is below 2025 results as a result of lower standard equipment and contracted services demand and related manufacturing inefficiencies, partially offset by cost-out activities and benefits.

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Conference Call
The Company will hold a conference call today at 4:30 p.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit investors.enviri.com, or by dialing (844) 539-1331 or (412) 652-1264 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements regarding the expected timing, completion and effects of the transactions contemplated by the Merger Agreement and the Separation Agreement, including the sale of Clean Earth and the spin-off of New Enviri; statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings, including those under "2026 Outlook". Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to complete the transactions contemplated by the Merger Agreement and the Separation Agreement on the terms expected, in a timely manner or at all; (2) the possibility that the Merger and the Separation may not ultimately achieve the expected benefits; (3) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (4) the Company’s inability to comply with applicable environmental laws and regulations; (5) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (6) various economic, business, and regulatory risks associated with the waste management industry; (7) the seasonal nature of the Company's business; (8) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (9) the outcome of any disputes
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with customers, contractors and subcontractors; (10) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (11) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (12) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (13) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (14) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (15) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (16) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (17) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (18) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (19) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (20) liability for and implementation of environmental remediation matters; (21) product liability and warranty claims associated with the Company’s operations; (22) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (23) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (24) tax liabilities and changes in tax laws; (25) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (26) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

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Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

Adjusted diluted earnings (loss) per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings (loss) per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); stock-based compensation expense; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA (which is adjusted for all stock-based compensation expense) equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

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Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.
# # #

About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	March 31
(In thousands, except per share amounts)	2026	2025
Revenues from continuing operations:
Service revenues	$484,025	$476,463
Product revenues	65,778	71,444
Total revenues	549,803	547,907
Costs and expenses from continuing operations:
Cost of services sold	381,964	372,402
Cost of products sold	62,264	52,378
Selling, general and administrative expenses	91,456	89,108
Research and development expenses	465	467
Other expense (income), net	12,861	4,291
Total costs and expenses	549,010	518,646
Operating income (loss) from continuing operations	793	29,261
Interest income	473	454
Interest expense	(27,833)	(26,574)
Facility fees and debt-related income (expense)	(2,294)	(2,612)
Defined benefit pension income (expense)	(3,936)	(5,201)
Income (loss) from continuing operations before income taxes and equity in income	(32,797)	(4,672)
Income tax benefit (expense) from continuing operations	24,387	(2,001)
Equity in income (loss) of unconsolidated entities, net	23	28
Income (loss) from continuing operations	(8,387)	(6,645)
Discontinued operations:
Income (loss) from discontinued businesses	(1,558)	(1,579)
Income tax benefit (expense) from discontinued businesses	407	412
Income (loss) from discontinued operations, net of tax	(1,151)	(1,167)
Net income (loss)	(9,538)	(7,812)
Less: Net loss (income) attributable to noncontrolling interests	(1,127)	(1,201)
Net income (loss) attributable to Enviri Corporation	$(10,665)	$(9,013)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(9,514)	$(7,846)
Income (loss) from discontinued operations, net of tax	(1,151)	(1,167)
Net income (loss) attributable to Enviri Corporation common stockholders	$(10,665)	$(9,013)

Weighted-average shares of common stock outstanding	82,291	80,331
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.12)	$(0.10)
Discontinued operations	(0.01)	(0.01)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders (a)	$(0.13)	$(0.11)

Diluted weighted-average shares of common stock outstanding	82,291	80,331
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.12)	$(0.10)
Discontinued operations	(0.01)	(0.01)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders (a)	$(0.13)	$(0.11)

(a)	Earnings (loss) per share attributable to Enviri Corporation common stockholders is calculated based on actual amounts. As a result, these per share amounts may not total due to rounding.
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31 2026	December 31 2025
ASSETS
Current assets:
Cash and cash equivalents	$105,697	$103,671
Restricted cash	15,779	21,677
Trade accounts receivable, net	285,516	267,439
Other receivables	40,328	46,930
Inventories	173,276	180,548
Current portion of contract assets	32,217	26,968
Prepaid expenses	52,983	61,996
Other current assets	16,314	11,452
Total current assets	722,110	720,681
Property, plant and equipment, net	690,091	699,664
Right-of-use assets, net	133,073	132,323
Goodwill	753,858	758,680
Intangible assets, net	266,508	273,088
Retirement plan assets	55,740	55,743
Deferred income tax assets	24,142	11,419
Other assets	58,587	57,073
Total assets	$2,704,109	$2,708,671
LIABILITIES
Current liabilities:
Short-term borrowings	$8,699	$11,490
Current maturities of long-term debt	25,835	25,874
Accounts payable	257,326	239,650
Accrued compensation	74,804	67,331
Income taxes payable	5,006	4,083
Reserve for forward losses on contracts	56,743	61,037
Current portion of advances on contracts	8,825	7,982
Current portion of operating lease liabilities	29,924	30,077
Derivative liabilities	14,122	20,839
Other current liabilities	159,408	165,661
Total current liabilities	640,692	634,024
Long-term debt	1,556,751	1,530,309
Retirement plan liabilities	25,912	26,208
Operating lease liabilities	105,538	104,654
Environmental liabilities	38,019	38,256
Deferred tax liabilities	6,495	21,689
Other liabilities	55,791	57,944
Total liabilities	2,429,198	2,413,084
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	152,334	149,519
Additional paid-in capital	272,950	273,436
Accumulated other comprehensive loss	(509,773)	(514,481)
Retained earnings	1,200,569	1,211,234
Treasury stock	(882,901)	(864,646)
Total Enviri Corporation stockholders’ equity	233,179	255,062
Noncontrolling interests	41,732	40,525
Total equity	274,911	295,587
Total liabilities and equity	$2,704,109	$2,708,671

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31
(In thousands)	2026	2025
Cash flows from operating activities:
Net income (loss)	$(9,538)	$(7,812)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	40,428	36,442
Amortization	7,844	7,403
Deferred income tax (benefit) expense	(30,161)	(2,823)
Equity in (income) loss of unconsolidated entities, net	(23)	(28)
Right-of-use assets	8,343	7,416
Stock-based compensation	2,329	4,044
Other, net	(1,675)	(637)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(16,334)	(13,124)
Inventories	7,387	(7,978)
Contract assets	(6,563)	6,456
Accounts payable	16,296	9,138
Accrued interest payable	(6,728)	(6,931)
Accrued compensation	8,048	(15,105)
Advances on contracts and other customer advances	688	(14,770)
Operating lease liabilities	(8,323)	(7,435)
Retirement plan liabilities, net	3,530	4,656
Other assets and liabilities	5,988	7,688
Net cash (used) provided by operating activities	21,536	6,600
Cash flows from investing activities:
Purchases of property, plant and equipment	(33,727)	(21,624)
Proceeds from sales of assets	1,950	1,447
Expenditures for intangible assets	(185)	(7)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	1,294	1,737
Net cash (used) provided by investing activities	(30,668)	(18,447)
Cash flows from financing activities:
Short-term borrowings, net	109	2,812
Borrowings and repayments under Revolving Credit Facility, net	31,000	30,000
Repayments of Term Loan	(1,250)	(1,250)
Cash paid for finance leases and other long-term debt	(5,548)	(4,158)
Stock-based compensation - Employee taxes paid	(16,252)	(1,277)
Net cash (used) provided by financing activities	8,059	26,127
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(2,799)	(9)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(3,872)	14,271
Cash and cash equivalents, including restricted cash, at beginning of period	125,348	90,158
Cash and cash equivalents, including restricted cash, at end of period	$121,476	$104,429
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ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	March 31, 2026		March 31, 2025
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$256,717	$10,029	$243,106	$10,073
Clean Earth	225,755	15,778	234,854	22,288
Harsco Rail	67,331	(3,197)	69,947	7,138
Corporate	—	(21,817)	—	(10,238)
Consolidated Totals	$549,803	$793	$547,907	$29,261

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX, AS REPORTED (Unaudited)

	Three Months Ended
	March 31
(in thousands, except per share amounts)	2026	2025
Income (loss) from continuing operations, net of tax, as reported	$(9,514)	$(7,846)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts (a)	—	(10,452)
Strategic costs (b)(c)	12,546	1,525
Employee termination benefit and related costs (d)	648	3,333
Income tax impact from adjustments above (e)	(643)	(646)
Adjusted income (loss) from continuing operations, including acquisition amortization expense	3,037	(14,086)
Acquisition amortization expense, net of tax (f)	5,196	4,880
Adjusted income (loss) from continuing operations, net of tax	$8,233	$(9,206)

Diluted weighted average shares of common stock outstanding	82,291	80,331
Diluted earnings (loss) per share from continuing operations, as reported (g)	$(0.12)	$(0.10)
Diluted weighted average shares of common stock outstanding	85,541	80,331
Adjusted diluted earnings (loss) per share from continuing operations (g)	$0.10	$(0.11)

(a)
Classified in Total revenues and includes a $12.2 million increase for the three months ended March 31, 2025 related to adjustments for certain Harsco Rail contracts, as well as Cost of services and products sold, which includes $1.7 million of expense for the three months ended March 31, 2025 related to adjustments for certain Harsco Rail contracts.

(b)	Classified in Selling, general and administrative expenses for costs incurred during the three months ended March 31, 2025.
(c)	Classified in Other expense (income), net for costs incurred during the three months ended March 31, 2026.
(d)	Classified in Other expense (income), net for costs incurred during the three months ended March 31, 2026 and 2025.
(e)	Unusual items are tax-effected at the global effective tax rate before discrete items in effect during the year the unusual item is recorded.
(f)	Pre-tax acquisition amortization expense was $6.8 million and $6.5 million for the three months ended March 31, 2026 and March 31, 2025, respectively.
(g)	Amounts above are rounded and recalculation may not yield precise results.

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2026:
Operating income (loss), as reported	$10,029	$15,778	$(3,197)	$(21,817)	$793
Strategic costs	—	75	—	12,471	12,546
Employee termination and related costs	—	—	648	—	648
Operating income (loss), adjusted	10,029	15,853	(2,549)	(9,346)	13,987
Stock-based compensation	—	—	—	3,393	3,393
Depreciation	27,896	11,103	1,196	233	40,428
Amortization	572	5,938	285	—	6,795
Adjusted EBITDA	$38,497	$32,894	$(1,068)	$(5,720)	$64,603
Revenues, as reported	$256,717	$225,755	$67,331		$549,803
Adjusted EBITDA margin (%)	15.0%	14.6%	(1.6)%		11.8%

Three Months Ended March 31, 2025:
Operating income (loss), as reported	$10,073	$22,288	$7,138	$(10,238)	$29,261
Change in provision for forward losses and other contract-related costs on certain contracts	—	—	(10,452)	—	(10,452)
Strategic costs	—	—	—	1,525	1,525
Employee termination and related costs	3,333	—	—	—	3,333
Operating income (loss), adjusted	13,406	22,288	(3,314)	(8,713)	23,667
Stock-based compensation	—	—	—	4,304	4,304
Depreciation	25,509	9,620	1,032	281	36,442
Amortization	540	5,845	67	—	6,452
Adjusted EBITDA	$39,455	$37,753	$(2,215)	$(4,128)	$70,865
Revenues, as reported	$243,106	$234,854	$69,947		$547,907
Adjusted EBITDA margin (%)	16.2%	16.1%	(3.2)%		12.9%
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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended March 31
(In thousands)	2026	2025
Consolidated income (loss) from continuing operations	$(8,387)	$(6,645)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(23)	(28)
Income tax expense (benefit) from continuing operations	(24,387)	2,001
Defined benefit pension expense	3,936	5,201
Facility fee and debt-related expense	2,294	2,612
Interest expense	27,833	26,574
Interest income	(473)	(454)
Depreciation	40,428	36,442
Amortization	6,795	6,452
Stock-based compensation	3,393	4,304

Unusual items:
Change in provision for forward losses and other contract-related costs	—	(10,452)
Strategic costs	12,546	1,525
Employee termination and related costs	648	3,333
Adjusted EBITDA	$64,603	$70,865

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NEW ENVIRI RECONCILIATION OF PROFORMA PROJECTED ADJUSTED EBITDA BY SEGMENT USING MID-RANGE POINTS FOR EACH TO PROFORMA PROJECTED OPERATING INCOME (LOSS) BY SEGMENT (a) (Unaudited)

(Amounts in millions)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals

Projected Twelve Months Ending December 31, 2026
Proforma operating income (loss)	59	(29)	(30)	1
Strategic costs	—	—	12	12
Employee termination and related costs	—	1	—	1
Stock-based compensation	—	—	4	4
Depreciation	114	5	1	120
Amortization	2	1	—	2
Proforma adjusted EBITDA	$175	$(23)	$(12)	$141
Proforma revenues	$1,018	$227		$1,245
Adjusted EBITDA margin (%)	17.2%	(9.9)%		11.3%

(a)	Proforma projections include current expectations for Harsco Environmental and Harsco Rail in 2026 and estimated full year Corporate costs, adjusted for stock-based compensation, assuming the sale of Clean Earth occurred during the second quarter of the year.
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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended
	March 31
(In thousands)	2026	2025
Net cash provided (used) by operating activities	$21,536	$6,600
Less capital expenditures	(33,727)	(21,624)
Less expenditures for intangible assets	(185)	(7)
Plus capital expenditures for strategic ventures (a)	147	349
Plus total proceeds from sales of assets (b)	1,950	1,447
Plus transaction-related expenditures (c)	4,325	—
Adjusted free cash flow	$(5,954)	$(13,235)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)	Includes expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

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